CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24777, No. 333-24811 and No. 333-24827) of
Omniquip International, Inc. of our report dated November 3, 1997, appearing in the Current Report on Form 8-K dated December 1, 1997 of Omniquip International, Inc., relating to the consolidated financial statements of Omniquip International, Inc. as of and for the fiscal year ended September 30, 1997. Such consolidated financial statements are also included in the Current Report on Form 8-K of Omniquip International, Inc. dated December 1, 1997.



PRICE WATERHOUSE LLP

St. Louis, Missouri
December 1, 1997